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                                                                      EXHIBIT 5
                         FRIDAY, ELDREDGE & CLARK
                              Attorneys at Law
                       2000 First Commercial Building
                              400 West Capitol
                       Little Rock, Arkansas 72201-3493
                          Telephone 501-376-2011

                                 March 8, 1996

First Commercial Corporation
400 West Capitol Avenue
Little Rock, Arkansas  72201

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about the date hereof by First Commercial Corporation (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 250,000 shares of the Company's Common Stock, $3.00 par value per share (the "Shares"), to be offered pursuant to the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

    It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

    a. the Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

    b. appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the registration of the Shares.

    It is our further opinion that the Shares will be, upon issuance against receipt of the purchase price therefor (as defined in the Plan), validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

    We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                                    Very truly yours,



                                    FRIDAY, ELDREDGE & CLARK

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